EXHIBIT 21.1

Gastar Exploration Ltd.

Subsidiary List - June 30, 2005

Subsidiaries 100% owned by Gastar Exploration Ltd.

New Energy West Corporation, Canada (Alberta)

1075191 Ontario Ltd., Canada (Ontario)

Subsidiaries 100% owned by New Energy West Corporation

616694 Alberta Ltd., Canada (Alberta)

Monterey Resources, Inc., Canada (Alberta)

New Energy West (U.S.A.) Corporation, US (California)

Subsidiaries 100% owned by 1075191 Ontario Ltd.:

First Sourcenergy Wyoming, Inc., US (Michigan)

Subsidiaries 100% owned by First Sourcenergy Wyoming, Inc.

First Sourcenergy Group, Inc., US (Michigan)

Squaw Creek Inc., US (Delaware)

First Source Development, Inc., US (Michigan)

First Sourcenergy Victoria Inc., US (Michigan)

Oil and Gas Services, Inc., US (Delaware)

First Sourcenergy Kansas, Inc., US (Delaware)

First Appalachian Development Inc., US (Michigan)

First Texas Development, Inc., US (Michigan)

Subsidiaries 100% owned by First Texas Development, Inc.

First Source Gas, LP, US (Delaware)

Bossier Basin, LLC, US (Delaware)